UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  August 26, 2026
MID PENN BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-13677	25-1666413
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2407 Park Drive Harrisburg, Pennsylvania	1.866.642.7736	17110
(Address of Principal Executive Offices)	(Registrant’s telephone number, including area code)	(Zip Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	MPB	The NASDAQ Stock Market LLC
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b) )

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4( c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

MID PENN BANCORP, INC.
FORM 8-K

ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 26, 2026, Gregory B. Braca has been appointed to serve as a director of Mid Penn Bancorp, Inc. (the “Corporation”), effective September 16, 2026. Mr. Braca is independent as determined in accordance with Nasdaq Stock Market LLC’s corporate governance listing standards.

Set forth below is the age and certain other biographical information with regard to the Corporation’s new director.

Gregory B. Braca, 62, Chairman, Ironlight

(Class B – Term Expiring 2027)

Mr. Braca is a seasoned wall street executive with over 40 years of experience leading some of the most recognized financial institutions in North America. He is the chairman of Ironlight, a tokenize exchange ATS for real world assets. He currently sits on the board of Intellicheck, a publicly-traded I.D. management company, and is a senior advisor to Star Mountain Capital, a private credit firm, and Myota, a cybersecurity firm.

As the former president and chief executive officer of TD Bank, one of the 10 largest banks in the United States with over $400 billion in assets, Mr. Braca led the strategic direction and operational oversight of the U.S. retail, commercial, and specialty banking businesses. Prior to being named chief executive officer, he held several key leadership roles at TD Bank, including chief operating officer and head of corporate and specialty banking.

Mr. Braca has served on several influential boards and industry groups, including being the chairman of the New York Bankers Association.

Mr. Braca will be entitled to receive compensation for his services as a director in accordance with the Corporation’s outside director fee schedule for 2026.

Mr. Braca has been appointed to serve on the following committees: Audit Committee, Compensation Committee, Risk Committee.

A copy of the Corporation's press release announcing Mr. Braca's appointment is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

ITEM 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 26, 2026, the Board adopted amendments to sections 10.2 and 10.3 of the Corporation’s Amended and Restated Bylaws in order to phase-in the declassification of the Board of Directors effective with the 2029 annual meeting of shareholders (the “Amendments”).

The following summarizes the Amendments:

•Prior to the August 26, 2026, amendments, the Corporation’s Bylaws provided for a classified Board of Directors, with directors elected for staggered, three-year terms. As a result of the amendments, beginning with the 2029 annual meeting of shareholders, nominees elected to the Corporation’s Board of Directors shall be elected for one-year terms. Prior to the 2029 annual meeting of shareholders, (i) Class A directors will serve through the 2029 annual meeting; (ii) Class B directors elected at the 2027 annual meeting shall serve a two-year term expiring at the 2029 annual meeting; and (iii) Class C directors elected at the 2028 annual meeting shall serve a one-year term expiring at the 2029 annual meeting.

The foregoing summary of the Amended and Restated Bylaws (as amended on August 26, 2026) is qualified in its entirety by reference to, and should be read in conjunction with, the Amended and Restated Bylaws filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference. In addition, a marked copy of the Amended and Restated Bylaws showing all changes made to the Corporation’s prior Bylaws is filed as Exhibit 3.2 to this Current Report on Form 8-K.
ITEM 9.01    Financial Statements and Exhibits
(d)Exhibits.

3.1	Amended and Restated Bylaws of Mid Penn Bancorp, Inc. as of August 26, 2026

3.2	Marked Version of the Amended and Restated Bylaws of Mid Penn Bancorp, Inc. as of August 26, 2026

99.1	Press Release issued September 1, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID PENN BANCORP, INC. (Registrant)

Date: September 1, 2026	By:	/s/ Rory G. Ritrievi
Rory G. Ritrievi
Chair, President and Chief Executive Officer